Exhibit 32(b)
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the year ended June 26, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 26, 2013

By:	/S/ GUY J. CONSTANT
Name:	Guy J. Constant
Title:	Executive Vice President, Chief Financial Officer and President of Global Business Development (Principal Financial Officer)